                                                                   EXHIBIT 4.2



         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No:

                               APACHE CORPORATION
                                REMARKETED NOTE


         THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF). REFERENCE IS MADE TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

         APACHE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum specified in Annex A on the Stated Maturity specified in Annex A, in respect of each obligation evidenced hereby as specified in Annex A, and to pay interest on the unpaid principal balance of each such obligation from the Original Issue Date specified in Annex A to the First Interest Rate Adjustment Date specified in Annex A (the "Initial Interest Rate Period") at the Initial Interest Rate specified therein payable on the related Interest Payment Date or Dates specified in Annex A, to the person in whose name this Note is registered at the close of business on the related Record Date. Unless otherwise specified in Annex A, such Record Date is the first Business Day (as hereinafter defined) prior to the Interest Payment Date. Following the Initial Interest Rate Period, the interest for this Note will be established by a remarketing agent (the "Remarketing Agent") selected by the

Company. From and after the First Interest Rate Adjustment Date, this Note will bear interest in the Short Term Rate Mode or Long Term Rate Mode in each case as provided in this Note and reflected in the records of the Company (which records are maintained by Chemical Bank, or its successor in trust (the "Trustee")) (such records, including Annex A in respect of each obligation evidenced hereby, are hereinafter referred to as the "Note Record"), and interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below or as reflected in the Note Record. In each case, payments shall be made in accordance with the provisions hereof and the Note Record, including any additional terms specified therein, until the principal hereof is paid or duly made available for payment. References herein to "this Note", "hereof", "herein" and comparable terms shall include Annex A and the Note Record and shall include, where the context requires, any obligation evidenced hereby constituting a portion of the principal amount of this Note.

         So long as this Note bears interest in a Short Term Rate Period, interest will be payable in arrears on the Business Day next following such Short Term Rate Period and reflected in the Note Record. So long as this Note bears interest in a Long Term Rate Period, except as otherwise provided herein, interest will be payable in arrears no less than semiannually on such dates as will be established by the Remarketing Agent and reflected in the Note Record, prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as provided below under "Interest Rate - (c) Floating Interest Rates" in the case of a floating interest rate, and on the Business Day next following such Long Term Rate Period. Such interest will be payable to the Holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Short Term Rate Mode, is the Business Day next preceding each Interest Payment Date and (ii) in the Long Term Rate Mode, is the 15th day (whether or not a Business Day) prior to the related Interest Payment Date, unless, in either case, otherwise specified in the Note Record. Interest on this Note while bearing interest during a Short Term Rate Period or in a floating rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360 (or over the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below)). Interest on this Note while bearing interest at a fixed rate during a Long Term Rate Period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note during the Initial Interest Rate Period will be computed on the basis specified in Annex A.

         Payment of the principal of, and interest on, this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Note is registered at the close of business on the related Record Date; provided further, that, notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Note will be made to the Depository or its nominee in accordance with the arrangements then in effect among the Trustee, the Remarketing Agent and the Depository and transfers of ownership interests will be effected on the records of the Depository and its participating organizations ("DTC Participants") pursuant to rules and procedures established by the Depository.

         This Note is one of a duly authorized series of Securities of the Company (herein called the "Notes") issued and to be issued under an Indenture, dated as of ____ __, 1995 (the "Indenture"), between the Company and the Trustee, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note is unsecured as to payment of principal, interest and premium, if any, and ranks pari passu with all other unsecured unsubordinated indebtedness of the Company.

                                  DEFINITIONS

         The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to Notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

         "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         "Interest Rate Adjustment Date" means for a particular Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto are determined and announced by the Remarketing Agent and the date on which the related Note commences to bear interest at such rate.

         "Interest Rate Mode" means the Short Term Rate Mode or the Long Term Rate Mode.

         "Interest Rate Period" means, with respect to any Note, the period of time commencing on the Interest Rate Adjustment Date to, but not including, the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular fixed interest rate or floating interest rate.

         "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the Interest Rate Period is a Long Term Rate Period.

         "Long Term Rate Period" means, with respect to any Note, an Interest Rate Period of more than 365 consecutive calendar days and less than the remaining term of such Note established by the Company as provided herein. A Long Term Rate Period shall commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period. The last day of each Long Term Rate Period must end on the day prior to the last Interest Payment Date for such period.

         "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

         "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

         "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

         "Remarketing Agent" means such remarketing agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), appointed by the Company from time to time, for this Note.

         "Short Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the Interest Rate Period is a Short Term Rate Period.

         "Short Term Rate Period" means, with respect to this Note, an Interest Rate Period of not less than one nor more than 365 consecutive calendar days established by the Company or the Remarketing Agent as provided herein. A Short Term Rate Period shall commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period.

         "Spread" means, with respect to any Long Term Rate Period of this Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Long Term Rate Period for this Note.

         "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to a Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period.

         "Weekly Rate Period" means a period of approximately seven days determined by the Remarketing Agent that commences on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period and is a Short Term Rate Period.

                                 INTEREST RATE

         (a) Initial Interest Rate. From the Original Issue Date set forth in Annex A to but not including the first Interest Rate Adjustment Date set forth in Annex A, this Note will earn interest at the Initial Interest Rate specified therein. The Initial Interest Rate may be a fixed interest rate or a floating interest rate, in which case the rate will be determined in the manner provided below for Notes bearing interest at a floating rate in a Long Term Rate Period. Thereafter, this Note will bear interest at the Company's option in either the Short Term Rate Mode or the Long Term Rate Mode.

         (b) Interest Rates. The interest rate for any Short Term Rate Period for this Note will be a fixed rate determined not later than 12:00 P.M., New York City time, on the Interest Rate Adjustment Date for such Short Term Rate Period. The interest rate for any Long Term Rate Period for this Note will be a fixed rate or a floating rate determined not later than 4:00 P.M., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date for such Long Term Rate Period.

         The interest rate for this Note and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for this Note following the first Interest Rate Adjustment Date will be adjusted by the Remarketing Agent on the Interest Rate Adjustment Date for the next succeeding Interest Rate Period and will be the minimum interest rate and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of the Remarketing Agent to produce a par bid in the remarketing of such Note for such Interest Rate Period.

         (c) Floating Interest Rates. While this Note bears interest in the Long Term Rate Mode, the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for this Note (the "Floating Interest Rate Notice") not less than fifteen (15) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of this Note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating Interest Rate Notice must also state whether the floating interest rate is a "Regular Floating Rate," a "Floating Rate/Fixed Rate" or an "Inverse Floating Rate," the Fixed Rate Commencement Date, if applicable, the Interest Rate Basis or

Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Maximum Interest Rate and/or Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

         If this Note bears interest at a floating rate in a Long Term Rate Period, the interest borne by this Note will be determined as follows:

                 (i) Unless this Note is specified in the Note Record as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or in the Note Record, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the Note Record. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period specified in the Note Record.

                 (ii) If this Note is specified in the Note Record as a "Floating Rate/Fixed Rate Note," then, except as set forth below or in the Note Record, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the Note Record. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period; provided, however, that the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified in the Note Record to the last day of such Long Term Rate Period shall be the Fixed Interest Rate specified in the Note Record or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

                 (iii) If this Note is specified in the Note Record as an "Inverse Floating Rate Note," then, except as set forth below or in the Note Record, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified in the Note Record, the interest rate hereon shall not be less than zero. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period.

         The applicable floating interest rate on this Note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the Note Record; provided, however, in the case of a Floating Rate/Fixed Rate, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the last day of such Long Term Rate Period will be the Fixed Interest Rate, if such rate is specified in the Note Record or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

         Unless otherwise specified in the Note Record, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the Note Record, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The Note Record will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the Note Record, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month (unless the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, in which case the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the Note Record; and (vi) annually, the third Wednesday of the month specified in the Note Record; provided, however, that with respect to a Floating Rate/Fixed Rate, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date.

         The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home

Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the Note Record, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on this Note for a Long Term Rate Period: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

         Except as provided below or in the Note Record, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the Note Record; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the Note Record; and (iv) annually, on the third Wednesday of the month of each year specified in the Note Record and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the Note Record, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the Note Record, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the Note Record.

         Unless otherwise specified in the Note Record, Chemical Bank will be
the "Calculation Agent."   Upon request of the beneficial owner of this Note,
after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to this Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Except as described herein with respect to this Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the beneficial owner of this Note.

         Unless otherwise specified in the Note Record, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         CD Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the Note Record as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date (as defined above), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the Note Record as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified in the Note Record and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the Note Record in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five References Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the Note Record (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the Note Record, the Designated CMT Telerate Page shall be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the Note Record with respect to which the CMT Rate will be calculated. If no such maturity is specified in the Note Record, the Designated CMT Maturity Index shall be 2 years.

         Commercial Paper Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the Note Record as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the Note Record as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the Note Record placed for an industrial issuer whose bond rating is "AA", or the equivalent from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                     D x 360
           Money Market Yield = ----------------- x 100
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         Federal Funds Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for this Note is specified in the Note Record as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

          (i) if (a) "LIBOR Reuters" is specified in the Note Record, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the Note Record, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in the Note Record, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the Note Record as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the Note Record, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination

Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the Note Record, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the Note Record and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency or composite currency specified in the Note Record as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the Note Record, the Index Currency shall be United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the Note Record, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the Note Record or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the Note Record as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

         Prime Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the

Reuters Screen U.S. PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include Chemical Bank) in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include Chemical Bank) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S.$500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen U.S. PRIME 1 Page" means the display designated as page "U.S. PRIME 1" on the Reuter Monitor Money Rates Service (or such other page as may replace the U.S. PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         Treasury Rate. If an Interest Rate Basis for this Note is specified in the Note Record as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the Note Record, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the Note Record are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent, and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Note Record; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         (d) Interest Rate Periods. The Interest Rate Period for this Note in the Short Term Rate Mode will be determined by the Company as described below under "Conversion" or, if not so determined, shall be the Weekly Rate Period. The Interest Rate Period for this Note in the Long Term Rate Mode will be established by the Company upon fifteen (15) days prior notice to the Remarketing Agent for this Note and the Trustee.

         (e) Failure of Remarketing Agent to Announce Interest Rates on the Notes. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on an Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate, Spread, Spread Multiplier or Interest Rate Period cannot be determined for whatever reason, this Note shall be automatically converted to the Weekly Rate Period and the rate of interest hereon shall be equal to the rate per annum announced by The First National Bank of Chicago, or such other nationally recognized bank located in the United States as the Company may select and notify the Trustee in writing, as its prime lending rate.

         (f) Maximum Interest Rate on the Notes. The interest rate on the Notes shall not exceed the Maximum Rate.

         (g) Notice of Interest Rate, Binding Effect. On each Interest Rate Adjustment Date of this Note, the Remarketing Agent will give the Company and the Trustee notice in writing (which includes facsimile or appropriate electronic media) of the interest rate to be borne by this Note for the following Interest Rate Period. Promptly thereafter, the Trustee will transmit such information to the Depository in accordance with the Depository's procedures as in effect from time to time and note such rate in the Note Record. After such Interest Rate Adjustment Date, any beneficial owner of this Note may contact the Trustee or the Remarketing Agent in order to be advised of the applicable interest rate. No notice of the applicable interest rate will be sent to the beneficial owner of this Note.

         The interest rate and other terms of this Note announced by the Remarketing Agent, absent manifest error, are binding and conclusive upon the beneficial owner of this Note, the Company and the Trustee.

                                  CONVERSION

         Conversion Between Short Term Rate Periods. This Note, if in a Short Term Rate Period, may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Short Term Rate Period (notwithstanding the determination that the Remarketing Agent may make as described above under "Interest Rate - (d) Interest Rate Periods") on any Interest Rate Adjustment Date upon receipt by the Remarketing Agent and the Trustee of a notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "Conversion Notice"), prior to 9:30 A.M., New York City time, or the remarketing of this Note, whichever later occurs, on such Interest Rate Adjustment Date.

         Conversion from the Short Term Rate Mode to the Long Term Rate Mode. This Note, if in the Short Term Rate Mode, may be converted at the option of the Company to the Long Term Rate Mode on any Interest Rate Adjustment Date upon receipt not less than fifteen (15) days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.

         Conversion Between Long Term Rate Periods or from the Long Term Rate Mode to the Short Term Rate Mode. This Note, if in a Long Term Rate Period, may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate Mode to the Short Term Rate Mode on any Interest Rate Adjustment Date for this Note upon receipt by the Trustee and the Remarketing Agent for this Note of a Conversion Notice from the Company not less than fifteen (15) days prior to such Interest Rate Adjustment Date.

         Conversion Notice. Each Conversion Notice must state each Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period (which, if not so stated, shall be determined by the Remarketing Agent), the date of the applicable conversion (the "Conversion Date") and, with respect to any Long Term Rate Period, any optional redemption terms for each such Note. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for this Note, this Note shall be converted automatically to the Weekly Rate Period. See "Tender" below.

         Revocation or Change of Conversion Notice or Floating Interest Rate Notice. The Company may, upon written notice (which includes facsimile or appropriate electronic media) received by the Remarketing Agent and the Trustee, revoke any Conversion Notice or Floating Interest Rate Notice or change any Interest Rate Mode or Interest Rate Period or any optional redemption terms specified in such Conversion Notice or change any Floating Interest Rate Notice not later than (i) 9:30 A.M., New York City time, on the Conversion Date with respect to any attempted conversion of this Note to a Short Term Rate Period, or (ii) 4:00 P.M., New York City time, on the third Business Day preceding the Conversion Date with respect to any attempted conversion of this Note to, or establishment of a floating interest rate for, a Long Term Rate Period.

                                     TENDER


         Unless otherwise specified in the Note Record, if this Note is bearing interest at the Initial Interest Rate or in the Short Term Rate Mode or the Long Term Rate Mode, it will automatically be tendered for purchase, or deemed tendered for purchase by the beneficial owner hereof, on each Interest Rate Adjustment Date relating hereto and, if successfully remarketed, repurchased or redeemed on such date, the tendering Holder of this Note will not be entitled to further accrued interest with respect hereto after such date. This Note will be purchased on such Interest Rate Adjustment Date as described below.


                           REMARKETING AND SETTLEMENT


         When this Note is tendered for remarketing, the Remarketing Agent will use its reasonable efforts to remarket this Note on behalf of the beneficial owner hereof at a price equal to 100% of the principal amount hereof. The Remarketing Agent may purchase this Note for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase this
Note in a remarketing, provided that the interest rate established with respect to this Note in such remarketing is not different from the interest rate that would have been established if the Company had not purchased this Note. This Note shall not be included in a remarketing if the Company shall have given a notice of redemption to the Remarketing Agent and the Trustee.


         In connection with the remarketing of this Note into a Short Term Rate Period on the next Interest Rate Adjustment Date for this Note, by 11:00 A.M., New York City time, on such Interest Rate Adjustment Date for this Note, the Remarketing Agent will determine the interest rate hereon to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided that between 11:00 A.M., New York City time, and 12:00 P.M., New York City time, the Remarketing Agent and the Standby Remarketing Agent, if any, shall use their reasonable efforts to determine the interest rate for this Note if it is not successfully remarketed as of 11:00 A.M., New York City time.

         In connection with the remarketing of this Note into a Long Term Rate Period on the next Interest Rate Adjustment Date for this Note, by 4:00 P.M., New York City time, on the third Business Day proceeding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Note to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that if for any reason the Remarketing Agent is unable to determine such interest rate by such time, the next Interest Rate Period for this Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 A.M., New York City time, on such Interest Rate Adjustment Date.

         In determining the applicable interest rate for this Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefore at which they would be willing to hold or purchase such Notes.

         By 12:30 P.M., New York City time, on each Interest Rate Adjustment Date, the Remarketing Agent will notify the Company and the Trustee in writing (which includes facsimile or appropriate electronic media) of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, and in each case the Interest Rate Adjustment Date applicable to this Note for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of remarketing into the Long Term Rate Mode), (iii) the aggregate principal amount of all Notes tendered for remarketing on such date, (iv) the aggregate principal amount of such tendered Notes which the Remarketing Agent and the Standby Remarketing Agent, if any, were able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any, and (v) such other information as the Trustee may require for settlement purposes. Promptly thereafter, the Trustee will transmit to the Depository such information as the Depository may require in accordance with the Depository's procedures as in effect from time to time.

         By telephone at approximately 1:00 P.M., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will advise the purchaser of this Note (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount that such purchaser is to purchase.

         The purchaser of this Note in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the account of the Remarketing Agent by 3:00 P.M., New York City time, on the Interest Rate Adjustment Date pending delivery of the principal amount of this Note by book entry through the Depository by the close of business on the Interest Rate Adjustment Date. The Remarketing Agent will make or cause to be made payment of such amount to the Trustee.

         When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee, by book entry through the Depository pending payment of the purchase price or redemption price for this Note, on the Interest Rate Adjustment Date relating hereto.

         Subject to receipt of funds from the purchaser or the Company, as the case may be, the Trustee will make payment to the Depository, which will make payment to the DTC Participant of the tendering beneficial owner hereof subject to a remarketing, by book entry through the Depository by the close of business on the related Interest Rate Adjustment Date against delivery through the Depository of the beneficial owner's tendered Note, of: (i) the purchase price for this Note, and (ii) if this Note was purchased pursuant to a Special Mandatory Purchase, the purchase price for this Note plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of this Note will be executed on each Interest Rate Adjustment Date for this Note through the Depository in accordance with the procedures of the Depository, and the accounts of the respective DTC Participants will be debited and credited and this Note will be delivered by book entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

         Except as set forth below, the purchase price for this Note to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing, and neither the Remarketing Agent, any Standby Remarketing Agent, if any, the Trustee nor the Company will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

         The settlement and remarketing procedures described above, including the notice provisions and provisions for payment by purchasers of this Note or for payment to the selling beneficial owners of this Note, may be modified to the extent required by the Depository. In addition, the Remarketing Agent may modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as the Depository's nominee holds the certificates representing this Note in the book entry system of the Depository, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of this Note effected in any remarketing.

         Failed Remarketing. By 12:15 P.M., New York City time, on any Interest Rate Adjustment Date for this Note, the Remarketing Agent will notify the Trustee and the Company by telephone, confirmed in writing (which includes facsimile or appropriate electronic media), if it, or the Standby Remarketing Agent, if any, was unable to remarket this Note at a price equal to 100% of the principal amount hereof on such date. Such notice will constitute a demand on the Company to purchase this Note at a price equal to the outstanding principal amount hereof. The Company thereupon will pay the outstanding principal amount of this Note plus all accrued and unpaid interest, if any, on this Note to such Interest Rate Adjustment Date. Payment of the principal amount of this Note and payment of accrued and unpaid interest, if any, thereon under the circumstances contemplated in this paragraph by the Company shall be made by deposit of same-day funds with the Trustee by 3:00 P.M., New York City time, on the related Interest Rate Adjustment Date.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

         The Notes are issuable only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                     REDEMPTION, ACCELERATION AND REPAYMENT

         Special Mandatory Purchase. If this Note has not been remarketed by 12:15 P.M., New York City time, on an Interest Rate Adjustment Date for this Note, it will be purchased by the Company pursuant to the Special Mandatory Purchase Right. In such event, the Company will deposit same-day funds with the Trustee irrevocably in trust for the benefit of the beneficial owners hereof by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay 100% of the principal amount hereof plus accrued and unpaid interest, if any, thereon. This Note will remain outstanding and enjoy the benefits of the Indenture until such time as the Company delivers certificates for this Note to the Trustee for cancellation or the Trustee otherwise reflects on the Note Record that such funds have been paid in full.

         Optional Redemption While in the Initial Interest Rate Period. During the Initial Interest Rate Period, this Note will be subject to redemption only to the extent provided and upon the terms set forth in Annex A.

         Optional Redemption on any Interest Rate Adjustment Date. This Note will be subject to redemption at the option of the Company without notice to the Holder hereof on any Interest Rate Adjustment Date therefor at a redemption price equal to the principal amount hereof plus accrued and unpaid interest, if any, to such date.

         Optional Redemption While This Note is in the Long Term Rate Mode. So long as this Note bears interest in the Long Term Rate Mode, this Note is subject to redemption at the option of the Company at the times and upon the terms specified in the Note Record at the time of conversion to such Long Term Rate Mode.

         Allocation. Except in the case of a Special Mandatory Purchase, if this Note is to be subject to a partial redemption, and as long as the Depository's nominee holds the certificate representing this Note, the Depository, after receiving notice of redemption specifying the aggregate principal amount of Notes that include this Note to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depository) the principal amount of such Notes to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depository will give notice of such determination to each DTC Participant from whose account such Notes are to be redeemed. Each such DTC Participant, upon receipt of such notice, will in turn determine the principal amount of Notes to be redeemed from the accounts of the beneficial owners of such Remarketed Notes for which it serves as DTC Participant, and give notice of such determination to the Remarketing Agent.

         Unless otherwise specified in the Note Record, with respect to redemption on any date other than an Interest Rate Adjustment Date, notice of redemption shall be given by mail to the registered owner of this Note, fifteen
(15) days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditioned upon the receipt by the Trustee of the redemption monies on or before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received.

         The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business fifteen (15) days before any selection of Notes of this series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

         Events of Default. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         With respect to the Notes, the following will be an additional Event of Default under Section 501 of the Indenture:

                          failure by the Company to purchase any Notes subject
                 to Special Mandatory Purchase within the time period provided therefor, after written notice (which includes facsimile or appropriate electronic media) of a failed remarketing of such Note by the Remarketing Agent on behalf of the beneficial owners of such Note as provided herein.

         If such an Event of Default with respect to the Notes occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal, plus accrued and unpaid interest, if any, shall become immediately due and payable.

         Purchase of Notes Upon Change in Control. Subject to the terms and conditions of the Indenture, if any Change in Control occurs prior to maturity of this Note, the Company shall, at the option of the Holders, purchase all Notes for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, by a date which shall be 35 Business Days after the occurrence of such Change in Control, at a Change in Control Purchase Price equal to 100% of the principal amount plus accrued interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the paying agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Change in Control Purchase Price of all Notes or portions thereof to be purchased on the Change in Control Purchase Date is deposited with the Trustee on the Change in Control Purchase Date, interest shall cease to accrue on such Note (or portions thereof) and on and after the Change in Control Purchase Date the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Note).

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in aggregate principal amount of such securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note Issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Note on or after the respective due dates expressed herein or to require the purchase of its Notes by the Company upon the occurrence of a Change in Control in accordance with the Indenture.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, APACHE CORPORATION has caused this instrument to be duly executed under its corporate seal.


                                        APACHE CORPORATION


[SEAL]                                  BY
                                           -------------------------
                                           Name:
                                           Title:


Attest:

BY
   -------------------------
   Name:
   Title:


         This is one of the Notes of the series designated herein, referred to in the within mentioned Indenture.


                                        Chemical Bank,
                                        as Trustee


                                        By
                                           -------------------------
                                           Authorized Officer

                                           Date:

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
     Please insert Social Security or other identifying number of assignee


--------------------------------------------------------------------------------
              (please print or type name and address of assignee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------                                  --------------------


In the presence of:



--------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                                                                      ANNEX A(1)

                               APACHE CORPORATION

                                Remarketed Notes

CUSIP Number:

Principal Amount:

Original Issue Date:

Issue Price:

Stated Maturity:

Interest Rate Adjustment Date:

Initial Interest Rate Period:

Record Date(s):

Interest Payment Date(s):

Initial Interest Rate:

         [  ]  Fixed Rate:

         [  ]  Floating Rate:

                 Calculation Agent (if other than Chemical Bank):

                 Initial Interest Rate to Initial Interest Reset Date:

                 Interest Calculation:

                 [  ]     Regular Floating Rate Note

                 [  ]     Inverse Floating Rate Note
                            Fixed Interest Rate:





---------------

(1) Trustee may complete this Annex A or attach a copy of the applicable pricing supplement, or other notice containing all of the applicable terms set forth herein, as Annex A.

                 [  ]     Floating Rate/Fixed Rate Note
                            Fixed Rate Commencement Date:
                            Fixed Interest Rate:

                 Interest Rate Basis(es):

                   [  ]   CD Rate
                            Index Maturity:

                   [  ]   CMT Rate
                            Index Maturity:
                            Designated CMT Telerate Page:

                   [  ]   Commercial Paper Rate
                            Index Maturity:

                   [  ]   Eleventh District Cost of Funds Rate

                   [  ]   Federal Funds Rate

                   [  ]   LIBOR
                          [  ]  LIBOR Reuters
                                  Index Currency:
                                  Index Maturity:
                          [  ]  LIBOR Telerate
                                  Index Currency:
                                  Index Maturity:

                   [  ]   Prime Rate

                   [  ]   Treasury Rate
                            Index Maturity:

Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

Initial Interest Reset Date:

Interest Reset Date(s):

Interest Reset Period(s):

Day Count Convention:
         [  ]  Actual/360 for the period from               to
         [  ]  Actual/Actual for the period from            to
         [  ]  30/360 for the period from                   to

         Applicable Interest Rate Basis:

Remarketing Agent:

Standby Remarketing Agent:

Optional Redemption Provisions for Initial Interest Rate Period:

         [  ]    The Notes cannot be redeemed prior to the initial Interest Rate
                 Adjustment.
         [  ]    The Notes may be redeemed prior to the initial Interest Rate
                 Adjustment.

         Initial Redemption Date:

         Initial Redemption Percentage:

         Actual Redemption Percentage Reduction (until Redemption Percentage is 100% of the Principal Amount):

         Other or Alternative Terms of Redemption:


Other Provisions:

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--------------------------------------------------------------------------------

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                                       3